UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2018

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ANVI GLOBAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

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Nevada	333-188648	33-1226144
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1135 KILDAIRE FARM ROAD

SUITE 319-4

CARY NC 27511

(Address of Principal Executive Office) (Zip Code)

(408) 811-4491

(Registrant’s telephone number, including area code)

John B. Lowy, Esq.

645 Fifth Avenue, Suite 400, New York, NY 10022

(212) 371-7799

(Name, Address and Telephone Number of Person Authorized to Receive

Notice and Communications on Behalf of the Person(s) Filing Statement)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 24, 2018, Anvi Global Holdings, Inc. (the “Registrant”), entered into a Memorandum of Business Association (“MOA”) with Team Universal Infratech Pvt. Ltd (“TUI”), pursuant to which TUI, a 12-year old Indian infrastructure development company based in Hyderabad, agreed to enter into a Joint Venture (the “JV”) with the Registrant, to execute the projects TUI is currently holding (as mentioned below), and also which may include TUI’s future projects which are in the pipeline. The Registrant and TUI have agreed and proposed to create a legally valid joint venture entity (JV), with the Registrant having majority control of the JV stock and control of all operations of the specified projects which are executed pursuant to the JV.

The basic terms of the MOA are as follows:

1.

TUI was awarded and currently holds the contract by the Airport Authority of India, an Indian Government organization, to construct a 400 meter (approximately 440 yards) long and 120 meter (approximately 130 yards) wide apron for aircraft and related pavement, at the CCC International Airport in Lucknow, India (the “First Project”).

2.

TUI was also awarded and currently holds the contract by the National Highway authority of India, an Indian Government organization to construct NH-24, a 4-lane bypass starting from km 479.500 of NH 24 and terminating at km 17.600 of MDR- 77C (bypass chainage from km 64.900/64.380 to km 79.516/79.000 total length 14.618 kilometers—approximately 9.14 miles) in the State of Uttar Pradesh, India under NHDP Phase-VII on EPC Mode.

3.

The total cost of the proposed projects is estimated at $58.00 million, and the investment for the successful completion of the project(s) is estimated to be $12.00+ Million.

4.

TUI and Registrant propose to jointly execute the specified projects under a legally constituted (JV). TUI, with its expertise and experience in the field, will be responsible for operations by providing technology, technical teams, deployment of equipment and skilled manpower. The Registrant is responsible to provide the capital expenditures and operating expenses required from now on, which is estimated to be approximately $6.00 Million for successful completion of the specified projects.

5.

TUI has already invested its share, which is approximately $6.00+ millions, through various heads-like acquisitions of the project(s), including the open tender process by the respective government bodies, earnest money deposits, performance guarantees, bank guarantees, deployment of equipment, technical teams, preparation of camp office, etc.

6.

The Registrant’s responsibility is to raise approximately $6.00 Million in two phases: $3.00 million within sixty days and the remaining $3.00 Million within 120 days from the date of this MOA.  However, the period may be extended upon terms agreed to by both parties, and will then be added as addendum to the MOA.

7.

Assuming that the Registrant secures the required funding within the above time frames, which it intends to do in a debt offering, TUI will transfer the specified projects pursuant to subcontracts with the JV, to be legally created by both parties at that time, and the Registrant will then own small majority of the JV.

8.

Assuming that the Registrant raises the required funds within the specified time, the Registrant believes that it will realize revenues from Joint Venture to be legally created by both parties in which Registrant has majority stock and through which specified projects are executed and revenues are realized.

9.

The MOA with TUI also includes future projects in the pipeline being awarded to TUI, for which the financial requirements are being estimated.

The Registrant is now concentrating its efforts toward raising the debt financing required to fund the specified Projects.

All references above to the terms of the MOA are qualified in their entirety by reference to the MOA itself, which is an Exhibit to the Form 8-K.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS.

As a result of entering into the MOA described in Item 1.01 of this Form 8-K, the Registrant is executing its business plan, and is no longer a “shell,” as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

9.1 MOA between the Registrant and TUI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANVI GLOBAL HOLDINGS, INC.
Dated: May 24, 2018
/s/ Rama Mohan R. Busa
Rama Mohan R. Busa, CEO